                                                                    EXHIBIT 10.7


                                   EXHIBIT F

                              EMPLOYMENT AGREEMENT

                                       OF

                                     ,M.D.

                                      WITH

                      INTERNAL MEDICINE SPECIALISTS, INC.

     THIS AGREEMENT is made and entered into effective as of the ________ day of November, 1997 (the "Effective Date"), by and between INTERNAL MEDICINE SPECIALISTS, INC., a Florida corporation (hereinafter referred to as "the Corporation") and , M.D. (hereinafter referred to as "Physician").

     WHEREAS, the Corporation is engaged in the practice of medicine solely through its physician employees;

     WHEREAS, the Corporation is a wholly-owned subsidiary of PHC Holding Corporation, a Georgia corporation ("PHC-SUB");

     WHEREAS, PHC-SUB is a wholly-owned subsidiary of Physician Health Corporation, a Delaware corporation ("PHC"); and

     WHEREAS, Physician is duly licensed as a Doctor of Medicine in the State of Florida; and

     WHEREAS, the Corporation desires to employ Physician and Physician desires to accept or continue such employment during the term of this Agreement upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and the benefits accruing to the parties hereto, the parties agree as follows:

     1. Employment. The Corporation hereby agrees to employ or to continue to
        ----------
employ Physician, and Physician hereby agrees to accept such employment, to render services on behalf of the Corporation as a Doctor of Medicine.

     2. Devotion to Employment. During the term of this Agreement, Physician
        ----------------------
shall devote his or her full time on behalf of the Corporation, and he or she shall not engage in any other gainful employment; provided, however, that nothing contained herein shall prohibit Physician from performing certain non-patient related personal services outside his employment by the Corporation

(e.g., speeches involving honoraria or expert witness services involving expert witness fees) or from having a financial interest in or a financial arrangement with the facilities identified on EXHIBIT A hereto.

     3. Term. The term of this Agreement shall commence on the Effective Date
        ----
and shall continue for five (5) years (the "Initial Term"), unless terminated pursuant to the provisions set forth below. This Agreement shall automatically renew for successive five (5) year terms unless terminated pursuant to the provisions set forth below.

     4. Compensation.
        ------------

        (a)  Stock Options.  On the date hereof, the Corporation shall grant
             --------------
to Physician options under its 1995 Stock Option Plan to acquire up to 10,000 shares of the voting common stock of PHC. The Stock Option Agreement shall be in substantially the form attached hereto as EXHIBIT B-1.

        (b)  Cash Compensation.
             -----------------

             (i)  For purposes of this Agreement:

             "Direct Physician Revenue" shall mean, for any period, the amounts collected by the Corporation attributable to professional services rendered by Physician on behalf of the Corporation during such period;

             "Common Physician Revenue" shall mean, for any period, the amounts collected by the Corporation attributable to Physician's share (such relative share to be determined by the Joint Policy Committee) of any ancillary services performed by the Corporation during such period; provided such share shall be in compliance with all state and federal regulations. Common Physician Revenue shall not include New Physician Employee Net Income as defined in this
             Section 4(b)(i) below;

             "Total Physician Revenue" shall mean Direct Physician Revenue plus Common Physician Revenue;

             "Direct Operational Expenses" shall mean, for any period, the Operational Expenses (as defined in EXHIBIT C attached hereto) paid for such period by the Corporation directly attributable to Physician;

             "Common Operational Expenses" shall mean, for any period, Physician's allocable share of any common Operational Expenses paid by the Corporation for such period, as determined by the accountant regularly engaged by the Corporation

               "Total Operational Expenses" shall mean Direct Operational Expenses plus Common Operational Expenses, provided that Total Operational Expenses shall in no event include the Management Fee;

               "Physician Net Income" shall mean, for any period, Total Physician Revenue less the Total Operational Expenses;

               The "Management Fee" shall be, for the first five (5) years of this Agreement, (x) [PHYSICIAN'S CONTRIBUTION] plus (y) fifteen percent (15%) of the annual Physician Net Income in excess of [PHYSICIAN'S CONTRIBUTION] plus Physician's 1996 Compensation for such year. After such five (5) year period, the Management Fee shall be fifteen percent (15%) of the Physician Net Income per year; and

               "New Physician Employee Net Income" shall mean, for the first three (3) years following such New Physician Employee's initial employment by the Corporation, the sum of the Direct Physician Revenue plus Common Physician Revenue attributable to such physician, reduced by the sum of Direct Operational Expenses plus Common Operational Expenses for such physician; and, following the third anniversary of such New Physician Employee's initial employment by the Corporation, the sum of the Direct Physician Revenue plus Common Physician Revenue attributable to such physician, reduced by the Common Operational Expenses. For purposes of this Agreement, a New Physician Employee shall mean any physician first providing professional medical services on behalf of the Corporation after the Effective Date of this Agreement.

               (ii) For any period, Physician shall receive as compensation for his or her services rendered hereunder (the "Cash Compensation") the Physician Net Income less the Management Fee for such period. Notwithstanding the foregoing, the Cash Compensation paid to Physician shall be subject to adjustments as determined by the Original Physician Employees engaged in the practice of nephrology/gastroenterology.

               (iii) For all periods during the term of this Agreement, the Corporation shall pay to Physician, Physician's share (such relative share to be determined by the Original Physician Employees) of such percentage of the New Physician Employee Net Income generated by each such New Physician Employee as is set forth in Section 3.18 of the Bylaws of the Corporation.

          (c) Method of Payment. Physician's Cash Compensation shall be paid to Physician in two (2) monthly payments (the "Monthly Payments") and four (4) quarterly bonuses (the "Quarterly

Bonuses"), provided the division between such Monthly Payments and Quarterly Bonuses shall be mutually agreed upon by Physician and the Corporation. The Monthly Payments shall be based on the accounts receivable of the Corporation attributable to professional services rendered by Physician on behalf of the Corporation during the respective payment period of this Agreement, taking into account adjustments to the accounts receivable based upon the historical collection rate on such receivables by the Corporation, and the expenses as set forth in Section 4(b), and the division of the Cash Compensation between the Monthly Payments and the Quarterly Bonuses as agreed upon by Physician and the Corporation. Adjustments to the payments made to Physician as Cash Compensation shall be made to reconcile the monthly payments made based on accounts receivable with amounts actually collected and due under this Section 4 within forty-five (45) days after the end of each calendar quarter during the term of this Agreement. At such quarterly intervals, the Corporation shall determine the actual amounts due Physician pursuant to this Section 4 for each such calendar quarter, with such amounts to be calculated on an annualized basis. The Corporation shall notify the Physician of the amount, if any, due from one party to another as a result of such adjustments within sixty (60) days of the end of each calendar quarter. If payment is due from one party to the other, such amount shall be taken as an adjustment to the subsequent Quarterly Bonus, provided, however, that in the event such payment is due by Physician to the Corporation on such calculations and the subsequent Quarterly Bonus is not sufficient to cover the amount of such payment, the Corporation may, at its discretion, offset such amount due from the Physician against the Monthly Payments due the Physician for succeeding calendar months. Notwithstanding the foregoing, in the event the Physician Net Income is less than the Management Fee, the Physician shall nonetheless remain obligated to pay the Management Fee when due.


          (d) Signing Bonus; Right to Repurchase.  In consideration of
              ----------------------------------
Physician's execution of this Agreement and as compensation for the services to be rendered by Physician on behalf of the Corporation hereunder, the Corporation shall deliver ___ shares of the voting common stock of PHC (the "PHC Shares") to Physician upon execution of this Agreement by Physician. However, if during the Initial Term of this Agreement the Physician terminates this Agreement for any reason, other than pursuant to Sections 10(b) and (c) hereof, or if the Corporation terminates this Agreement for any reason, other than for death or disability pursuant to Section 10(a)(ii) hereof, the Corporation shall have the right, exercisable for a period of ninety (90) days following such termination, to purchase from the Physician for $.0001 per share the number of PHC Shares calculated as follows:

          Total number of PHC Shares multiplied by A, where A equals:

          Years from Effective
          Date to termination                                A Equals
          --------------------                               --------
              1 or less                                        1.000
              After 1                                           .798
              After 2                                           .696
              After 3                                           .594
              After 4                                           .492

          Physician agrees to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code") on a form acceptable to PHC and filed with the Internal Revenue Service, to treat the PHC Shares received pursuant to this Section 4(d) as if they were substantially vested upon execution of this Agreement. The Corporation agrees to loan to Physician the amount necessary for Physician to pay any Federal and State income taxes due by Physician as a result of the issuance of PHC Shares pursuant to this Section 4(d) (the "Tax Loan"), including the amount pursuant to the Physician's election under Section 83(b) of the Code with respect to the PHC Shares received pursuant to this Section 4(d). The Tax Loan will be made within ten (10) days prior to the date such taxes are due and will be evidenced by a promissory note in the form agreed to by the Corporation and Physician on the date hereof.

          The Tax Loan shall bear interest at the lowest rate which may be utilized without incurring any "original issue discount" as defined in Section 1273 of the Code and shall require payment of interest and principal beginning on the date that Physician's PHC Shares are tradeable without restriction on the public market based on a sixty (60) month amortization. The principal balance of the Tax Loan and any interest accrued thereon shall be forgiven by PHC if the Corporation is repurchased by any of the Original Physician Employees (as defined in Section 10(a)(i) below) pursuant to the Practice Repurchase Agreement (as defined in Section 19(a) below).

          (e) Stock Bonus.  Upon the Effective Date, Physician shall be granted
              -----------
options to purchase ____ shares of Voting Common stock of PHC (the "Stock Bonus Options"). Such Stock Bonus Options shall be substantially in the form attached hereto as EXHIBIT B-2. The exercise price for Stock Bonus Options shall be a price equal to one hundred twenty-five percent (125%) of the price at which the shares of common stock of PHC are offered to the public through an initial public offering. Stock Bonus Options granted Physician shall vest as follows: one hundred (100) Stock Bonus Options on each of the first seven anniversaries of the Effective Date, and Three Thousand Nine (3,009) shares on each of the eighth, ninth and tenth anniversaries of the Effective Date. All Stock Bonus Options shall expire no less than five (5) years after the date on which each such Stock Bonus Options vests, provided such exercise period is in compliance with PHC's then existing Qualified Stock Option Plan.

          (f) Withholding FICA, FUTA.  Physician's salary and stock bonus, if
              ----------------------
any, shall be subject to, and reduced by, applicable federal income tax withholding and FICA tax, and any other taxes imposed by law.

          (g) Review of Compensation by Joint Policy Committee.  The Joint
              ------------------------------------------------
Policy Committee, on behalf of the Physician and pursuant to the terms of the Bylaws of the Corporation, shall have the right to review the Corporation's computation or allocation of the Cash Compensation, Monthly Payments, Quarterly Bonuses, Operational Expenses, Physician Net Income or stock bonus related to Physician and to resolve any disputes arising out of such review pursuant to the terms set forth in the Bylaws.

     5.   Fringe Benefits. During the term of this Agreement, Physician shall be
          ---------------
entitled to all fringe benefits offered generally to the Corporation's physician employees as established or modified from time to time by the Corporation, according to the terms of the Corporation's Bylaws, subject always to the rules in effect regarding participation in such plans. Physician shall not be entitled to any other fringe benefits as a result of his or her employment with the Corporation.

     6.   Business Expenses. Except as otherwise provided herein, the
          -----------------
Corporation shall pay, either directly or by reimbursement to Physician, such reasonable and necessary business expenses incurred by him or her (not including entertainment expenses, which shall be the sole responsibility of Physician) in the course of his or her employment by the Corporation as are consistent with the Corporation's policies in existence from time to time, subject to such dollar limitations and verification and record keeping requirements as may be established from time to time by the Corporation. Such expenses shall include, but shall not be limited to, occupational license fees, membership dues in professional organizations, educational expenses, and subscriptions to professional journals. Such expenses shall be taken into account in determining Physician's annual Physician Net Income under Section 4(b) above.

     7.   Vacation and Sick Leave. Physician shall be entitled to such paid
          -----------------------
vacation time and paid sick leave as shall be authorized by the Corporation, according to the terms of the Corporation's Bylaws, from time to time. All vacations shall be taken by Physician at such time or times as may be approved by the Joint Policy Committee of the Corporation. There will be no carryover of unused vacation time or sick leave from one year to another, and there shall be no additional compensation paid to Physician by the Corporation for such unused vacation time or sick leave.

     8.   Time Off. Physician shall be entitled to such time off with pay for
          --------
attendance at seminars, courses, meetings and conventions as is authorized by the Corporation according to the terms of its Bylaws. The specific seminars, courses, meetings and conventions to be attended by Physician shall be subject to the prior approval of the Joint Policy Committee of the Corporation established pursuant to its Bylaws.

     9.   Automobile.  Physician, as a condition of his or her employment, shall
          ----------
provide an automobile for use in the conduct of his or her duties on behalf of the Corporation, and the Corporation shall pay to Physician a reasonable allowance determined by the Corporation to defray the cost of insurance, gas, oil, repairs, maintenance and other expenses incurred by Physician in connection with the operation of such automobile. Any expenses in excess of said allowance shall be the sole responsibility of Physician. Physician shall be required to maintain written records of the percentage of total miles for which such automobile is used by Physician for business purposes and for personal purposes, respectively. Physician's records shall reflect the amount of mileage, destination and purpose of each trip treated by Physician as for business.

     10   Termination of Employment.
          -------------------------

          (a) Termination by the Corporation.
              ------------------------------

              (i) The Corporation shall be entitled to terminate this Agreement upon (1) the conviction of Physician of a felony or a crime involving moral turpitude provided, however, that, during the Initial Term of this Agreement, termination pursuant to this Section 10(a)(i)(1) shall require the approval of at least seventy-five percent (75%) of the individual physicians who are signatories to that certain Merger Agreement dated as of October 29, 1997 (the "Merger Agreement") who are still employees of the Corporation (the "Original Physician Employees"); (2) the commission of an act of fraud by Physician against the Corporation; (3) at the request of at least seventy-five percent (75%) of the Original Physician Employees, upon Physician's failure or refusal to faithfully and diligently perform his or her duties pursuant to this Agreement; (4) Physician's gross neglect in the performance of his or her duties pursuant to this Agreement; (5) the loss, or suspension for a period longer than six months, of Physician's license to practice medicine in the State of Florida;
(6) the permanent loss of Physician's privileges following all due process at any hospital or medical facility at which Physician may be primarily required to perform services; (7) Physician being not insurable for professional liability insurance for any reason whatsoever; (8) Physician's status as an approved medical provider under the federal Medicare/Medicaid system being revoked, or suspended for a period greater than six (6) months, provided, however, that such six (6) month period shall not apply if the Physician is the subject of a criminal investigation for Medicare/Medicaid Violations; (9) Physician willfully committing any act materially harmful to the Corporation or any of its patients provided, however, that during the Initial Term of this Agreement, termination pursuant to this Section 10(a)(i)(9) shall require the approval of at least seventy-five percent (75%) of the Original Physician Employees; or (10) Physician becoming chemically dependent, as hereinafter defined in Section 10(b)(iii), on alcohol or any drugs (termination upon the occurrence of items 1-10 of this Section 10(a)(i) is hereinafter referred to as "termination for cause"). Termination for cause shall occur only upon at least forty-five (45) days advance written notice of the proposed termination and the specific reason(s) therefor, and then only if, in the reasonable judgment of the Corporation, the specific reason(s) for termination have not been corrected within such period. Should the Corporation terminate this Agreement for any of the foregoing reasons, Physician will be entitled to receive the compensation provided for in Section 4 hereof until the effective date of termination.

          (ii) This Agreement shall terminate upon the death, permanent disability, or full retirement of Physician. The determination of "permanent disability" shall be made by reference to the permanent disability policy maintained by the Corporation for the Physician or, in the absence of such a policy, by an independent physician mutually agreed upon by the Physician (or a representative of Physician if he is unable to make such decision) and the Corporation.

          (iii) Physician shall be considered to have a "chemical dependency" or be "chemically dependent" on alcohol or any drugs if the Corporation's Joint Policy Committee, in its reasonable discretion, determines that Physician is chemically dependent and requests that Physician submit to an independent medical or psychological examination, the results of which confirm a chemical dependency. Physician shall not be terminated for chemical dependency if this is a first occurrence of chemical dependency by Physician and Physician enters an approved treatment program and successfully continues such program through its completion. If Physician refuses to submit to an independent examination to determine if there is a chemical dependency, or does not successfully complete the treatment program, or if there is a chemical dependency and such individual refuses to enter a treatment program, or if this is the second or subsequent occurrence of a chemical dependency, then the Corporation shall be entitled to terminate this Agreement pursuant to this Section 10(a).

          (iv) In addition to the foregoing, the Corporation may terminate this Agreement, and have no further liability or obligation hereunder, if Physician materially breaches any term or condition of this Agreement or any other agreement between the Corporation or any of its affiliates and Physician, and such cessation or breach continues uncured for a period of ninety (90) days (the "Physician Cure Period") after Physician's receipt of written notice specifying such breach (the "Physician Material Breach"); provided, however, that if at the end of the Physician Cure Period the Corporation does not believe that the Physician Material Breach has been cured, the Corporation shall, prior to having the right to terminate under this Section 10(a)(iv), submit the following issues directly to arbitration in accordance with the provisions of
Section 22(b) hereof: (i) whether Physician has materially breached this Agreement and (ii) the amount of income the Corporation has foregone as the result of such breach, without giving effect to consequential or punitive damages (the "Corporation Lost Income Amount"). Should (X) such arbitration determine finally that Physician has materially breached any term or condition of this Agreement and (Y) Physician (i) fails to pay the Corporation the Corporation Lost Income Amount within ninety (90) days after receipt of written notice specifying such amount or (ii) continues the Physician Material Breach after thirty (30) days following receipt of such notice, the Corporation may terminate this Agreement by delivery of written notice to the Physician.

          (b) Termination By Physician Upon Financial Breach or Bankruptcy.  The
              ------------------------------------------------------------
Physician may terminate this Agreement, and have no further liability or obligation hereunder, except as provided herein, upon the occurrence of the following events:

          (i) If the Corporation materially breaches its obligation to make any payment to the Physician required pursuant to this Agreement (a "Financial Breach"), and such Financial Breach remains uncured for a period of seventy-five
(75) days after receipt by the Corporation and Banque Paribas of written notice specifying such Financial Breach and Physician's intent to terminate this Agreement hereunder.

          (ii) In the event of the occurrence of one or more of the following events described below (each an "Event of Bankruptcy"):

                 (a) PHC or the Corporation files a voluntary petition or an involuntary petition is filed against either of them under any provision of any bankruptcy act (whether bankruptcy, reorganization, arrangement, composition, extension or otherwise);

                 (b) PHC or the Corporation seeks, consents to, applies for or acquiesces to the appointment of a receiver;

                 (c) PHC or the Corporation makes an assignment for the benefit of creditors;

                 (d) PHC or the Corporation submits an offer by composition or extension to creditors or a committee of creditors or a liquidating agent is appointed with respect to PHC or the Corporation.

          (c) Termination By Physician Upon Non-Financial Breach.  In the event
              --------------------------------------------------
the Physician determines that there has been a material breach by the Corporation of the terms of this Agreement, other than a Financial Breach, or during the term of this Agreement, a breach of any of the provisions of the Corporation's Bylaws regarding the decision-making authority granted to the Joint Policy Committee which provisions are hereby incorporated herein by reference and made a part hereof, or a breach of any other agreements between the Corporation or any of its affiliates and Physician (any such breach being referred to herein as a "Nonfinancial Breach"), and such Nonfinancial Breach remains uncured for a period of ninety (90) days after the Corporation's receipt of written notice specifying such breach (the "Corporation Cure Period"), the Physician shall, prior to having the right to terminate, submit the following issues directly to arbitration in accordance with Section 22(b) hereof: (i) whether the Corporation has materially breached this Agreement and (ii) if the Corporation has materially breached this Agreement, the amount of income Physician has foregone as a result of the Nonfinancial Breach, without giving effect to consequential or punitive damages (the "Physician Lost Income Amount"). Should (X) such arbitration determine finally that the Corporation has materially breached this Agreement and (Y) the Corporation or Banque Paribas
(i) fails to pay to Physician the Physician Lost Income Amount within ninety
(90) days after the receipt by each of the Corporation and Banque Paribas of written notice specifying the Physician Lost Income Amount or (ii) continue the Nonfinancial Breach after thirty (30) days following receipt of such notice, Physician may terminate this Agreement by delivery of written notice to Corporation and Banque Paribas.

          (d)    Voluntary Termination. Physician may terminate this Agreement
                 ---------------------
at any time, by delivering to the Corporation written notice of such intention not less than one (1) year prior to the effective date of termination (the effective date of termination specified in such notice shall be referred to herein as the ("Notice Date")). Notwithstanding the foregoing, if notice of termination is given by Physician to the Corporation, then the Corporation shall have the option of advancing the effective date of such termination to a date not less than ninety (90) days from receipt of such notice from Physician (the "Accelerated Date"). In the event that Physician gives written notice of voluntary termination as provided in this Section 10(d) and the Corporation elects to accelerate the date of termination, the effective date of termination for the purpose of calculating the number of PHC Shares subject to repurchase by the Corporation pursuant to Section 4(d) and for the purpose of calculating the Liquidated Damages pursuant to Section 10(f) shall be the Notice Date given in the Physician's notice.

          (e)    Right of Offset.  In the event that Physician's employment with
                 ---------------
the Corporation is terminated for any reason, the Corporation shall have the right to offset any indebtedness, whether or not evidenced by a promissory note and whether or not mature or due and payable, owed by Physician to the Corporation against any compensation due to Physician, whether salary, bonus or deferred compensation, under this Agreement. Additionally, in the event that Physician's employment with the Corporation is terminated for any reason, the Corporation shall have the right to offset the following amounts against any compensation due to Physician, whether salary, bonus or deferred compensation, under this Agreement:

                 (i) Expenses paid or incurred by the Corporation, or to be paid or incurred by the Corporation, directly attributable to Physician; and

                 (ii) Expenses paid or incurred by the Corporation, or to be paid or incurred by the Corporation, on behalf of Physician to the extent Physician will benefit from such expenses following the date of termination of Physician's employment with the Corporation, including, without limitations, amounts paid or incurred or to be paid or incurred by the Corporation for yellow page advertising that will benefit Physician after the date of termination of his or her employment with the Corporation.

          (f)    Early Termination. In the event this Agreement is terminated
                 -----------------
during the Initial Term pursuant to the provisions of Sections 10(a), 10(b)(i), or 10(c) or in the event the Physician voluntarily terminates this Agreement during the Initial Term pursuant to the provisions of Section 10(d) hereof, Physician shall, within ninety (90) days after such termination, pay to the Corporation, as "Liquidated Damages", and not as a penalty, the amount determined in accordance with the formula set forth on EXHIBIT D-1 attached hereto provided, however, that if the Physician is permanently retiring from the practice of medicine, the Physician shall pay Liquidated Damages in accordance
with the formula set forth on EXHIBIT D-2 attached hereto.   In the event this
Agreement is terminated pursuant to Section 10(d) hereof, the Liquidated Damages shall be paid by the Physician pursuant to this Section 10(f) within ninety (90) days after the earlier of the Accelerated Date or the

Notice Date. Physician acknowledges and agrees that the Liquidated Damages payment does not constitute a penalty and is a fair and reasonable payment to the Corporation in light of the substantial expenditure of capital and other resources the Corporation will make under this Agreement to maintain, develop and expand the medical practice of the Physician and the Corporation. Physician further acknowledges and agrees that the actual losses to be suffered by the Corporation in the event of termination of Physician's employment in the Initial Term will be difficult to ascertain, and that the Liquidated Damages have been arrived at after a good faith effort to estimate such losses and are reasonable. The Liquidated Damages payment shall not be required if this Agreement terminates due to the death or permanent disability of Physician or if this Agreement terminates as the result of an Event of Bankruptcy pursuant to Section 10(b)(ii) hereof. Additionally, the Liquidated Damages payment shall not be required if the Original Physician Employees exercise the Repurchase Option (as defined herein) pursuant to the Practice Repurchase Agreement. Provided Physician pays the Liquidated Damages Amount in accordance with the provisions of this Section 10 or exercises the Repurchase Option pursuant to the terms of the Practice Repurchase Agreement, this Agreement, including without limitation the restrictive covenants contained in Section 18 (other than Section 18(d)), shall terminate and be of no further force and effect, except for the provisions of Section 10(e), Section 15, Section 17 and Section 18(d) hereof

          (g)    Credentialing Criteria. The Corporation's Joint Policy
                 ----------------------
Committee shall, from time to time, establish uniform credentialing criteria applicable to all physician-employees in order to properly evaluate the performance of such physician-employee, including Physician. This uniform credentialing criteria shall include, without limitation, such factors as the licensing of a physician, the good standing of a physician with payors, and the continuing medical education taken by a physician. Additionally, the Corporation's Joint Policy Committee shall establish uniform criteria in the following areas for the purpose of evaluating the performance of all physician-employees, including Physician, and in order to compile the data necessary to compete for, and comply with, managed care contracts: (i) utilization review;
(ii) practice parameters, and (iii) outcome analysis.

     11   Fees. The Corporation's Joint Policy Committee shall have the
          ----
authority to review the fees (or a procedure for establishing the fees) to be charged patients of the Corporation who are treated by Physician in the course of his or her employment. All sums paid in the way of fees or otherwise for medical services rendered by Physician shall belong to the Corporation and shall be included in the Corporation's income. All income received by Physician for lectures, articles, medical papers, witness fees and other non-patient related personal services sources shall be retained by the Physician. Exceptions to these rules may be authorized by a unanimous vote of the Joint Policy Committee of the Corporation from time to time upon a showing of good cause by Physician.

     12   Patients. The Corporation, through its Joint Policy Committee and
          --------
pursuant to its Bylaws, shall have the exclusive authority to determine who will be accepted as its patients and to designate (or to establish a procedure for designating) which Physician will treat each patient. It is specifically understood that all patients treated by Physician are patients of the Corporation.

     13.  Professional Policies and Procedures. Subject to its Bylaws, the
          ------------------------------------
Corporation shall have the exclusive authority to establish from time to time the professional policies and procedures to be followed by Physician in treating his or her patients.

     14.  Medical Records.  All medical records of patients treated by Physician
          ---------------
within the scope of his or her employment, including, but not limited to, charts, case histories, x-rays, lab reports and billing and payment information, shall be the exclusive property of the Corporation. In the event of termination of Physician's employment with the Corporation, the Corporation shall advise all active patients under Physician's care of such termination by letter signed by the Corporation and Physician, which letter shall be sent, if possible, prior to the date of Physician's departure. The cost of mailing such letters shall be shared equally by the parties. Physician shall then be entitled to the original medical records of any patient who files a written request with the Corporation that his or her records be transferred to Physician, provided that Physician agrees to make copies of such records available to the Corporation at its request. The duplication of patient records shall be effected during non-office hours and the cost of such duplication shall be borne equally by the parties.

     15.  Reimbursement of Disallowed Amounts. Any sums paid by the Corporation
          -----------------------------------
to or on behalf of Physician, including, but not limited to, travel expenses, continuing education costs, car allowance, medical reimbursement and other fringe benefits, which are subsequently disallowed in whole or in part as a deductible expense for federal income tax purposes shall be reimbursed by Physician to the Corporation, to the full extent of the tax paid by the Corporation as a result of the disallowance, within ninety (90) days after the final determination thereof. Additionally, any amounts which must be refunded to payors, fines or penalties attributable to services performed by Physician, shall be reimbursed by Physician to the Corporation, to the full extent of the amount paid by the Corporation as a result of such repayment, fine or penalty. This Section 15 shall survive the termination of this Agreement and the termination of Physician's employment with the Corporation.

     16.  Managed Care Contracts.  The Corporation and Physician agree that the
          ----------------------
Corporation shall have the exclusive right to bid on any managed care contracts with third party payors. Any managed care contracts of the Corporation shall be the exclusive property of the Corporation. In the event the Corporation does not enter into a managed care contract with a particular third party payor, Physician may, if approved by the unanimous vote of the Joint Policy Committee of the Corporation in its reasonable judgment, individually bid to provide services through the Corporation with respect to such managed care contract.

     17.  Professional Liability Insurance.  The Corporation shall provide
          --------------------------------
professional malpractice liability insurance coverage for Physician in such amounts as the Corporation deems necessary and appropriate, subject to Physician's insurability. Upon termination of this Agreement, the Physician shall be obligated to pay the cost of professional liability reporting endorsement "tail coverage" insurance for Physician. In such event, if Physician does not obtain such reporting endorsement coverage by or promptly following the effective date of termination of employment, then the Corporation may, at its option, obtain such coverage and may offset the cost of such coverage against any amounts then due and owing to Physician. Notwithstanding the foregoing, Physician may satisfy the obligation to obtain reporting endorsement coverage by obtaining and maintaining in full force and effect, for a period of not less than five (5) years from the effective date of termination of employment, professional liability insurance with benefit levels of at least One Million Dollars ($1,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) annual aggregate, which specifically includes coverage with respect to claims arising out of professional services rendered by Physician during the period Physician provided services to the Corporation.

     18.  Specific Covenants and Agreements.
          ---------------------------------

          (a) Covenant Not to Compete.  Physician covenants and agrees that
              -----------------------
during his or her employment hereunder and for a period of two (2) years commencing on the date of cessation of Physician's employment with the Corporation, Physician shall not, on his or her own behalf or on behalf of any person, firm, partnership, association, corporation, or business organization, entity, or enterprise, either directly or indirectly, conduct a practice of medicine consisting of or including the practice of gastroenterology/nephrology medicine within a five (5) mile radius (the "Non-Compete Radius") of the medical offices of the Corporation at which Physician performs a substantial portion of the services Physician provides on the Corporation's behalf (the "Medical Offices") identified on EXHIBIT E attached hereto and incorporated herein by this reference. Physician acknowledges and agrees that this covenant is intended to protect the investment that the Corporation has made and will make in the practice of Physician, and that the restrictions contained herein are reasonable in duration and geographic scope.

          (b) Covenant Not to Solicit Employees.  Physician covenants and agrees
              ---------------------------------
that during his or her employment hereunder and for a period of two (2) years immediately following the date of cessation of Physician's employment with the Corporation, Physician shall not, on his or her own behalf or on behalf of any person, firm, partnership, association, corporation, or business organization, entity or enterprise, either directly or indirectly, solicit, recruit, entice, persuade, or induce, or attempt to solicit, recruit, entice, persuade, or induce, any employee, consultant, or independent contractor employed or otherwise engaged by the Corporation at the time of cessation of Physician's employment or within the one (1) year period immediately preceding such date of cessation, to sever his or her relationship with the Corporation or to be employed or otherwise engaged in any capacity by any person, firm, partnership, association, corporation, or business organization, entity, or other enterprise conducting a business of practicing medicine.

          (c) Covenant Not To Solicit Patients.  Physician covenants and agrees
              --------------------------------
that during his or her employment hereunder and for a period of two (2) years immediately following the date of cessation of Physician's employment with the Corporation, Physician shall not, on his or her own behalf or on behalf of any person, firm, partnership, association, corporation, or business organization, entity or enterprise, either directly or indirectly, solicit or attempt to solicit, for the purpose of providing gastroenterology/nephrology medical services to, any patient of the Corporation who has consulted with, been treated by or cared for by, or had material contact with Physician, acting on behalf of the Corporation, at any time within the one (1) year period immediately preceding such date of cessation of Physician's employment.

     (d)  Covenant Not to Disclose Trade Secrets and Other Confidential
          -------------------------------------------------------------
Information.   Physician covenants and agrees that from the date hereof and for
-----------
all time he or she shall treat as confidential and shall not use, disclose, reveal or divulge (except in connection with Physician's performance of his or her duties to the Corporation, pursuant to this Agreement and as provided in
Section 14 with respect to medical records of patients transferred in accordance with the terms of Section 14), any and all trade secret information concerning the Corporation or its business obtained by Physician in any manner during his or her employment with the Corporation. For purposes hereof, "trade secret information" shall mean all information including, but not limited to, (i) lists of actual or potential patients, lists of actual or potential suppliers, lists of referral sources, lists of third party payors, including without limitation, managed care entities, insurance companies, and self-insured employers, with whom the Corporation contracted or from whom the Corporation received an assignment of benefits or other reimbursement at any time during the term of this Agreement ("Third Party Payors") and lists of medical service fees, (ii) any new product developments, special or unique processes or methods, or (iii) any marketing, sales, advertising or other concepts or plans of the Corporation or of PHC, technical or nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, and product plans, which information is known only to the Corporation and those of its employees in whom the trade secret must be confided in order to apply the trade secret to its intended use and from which the Corporation derives actual or potential economic value from the nondisclosure of such information to persons who can obtain economic value from its disclosure or use. Physician further covenants and agrees that during his or her employment hereunder and for a period of five (5) years immediately following the date of cessation of Physician's employment with the Corporation, Physician shall treat as confidential and shall not use, disclose, or divulge (except in connection with Physician's performance of his or her duties to the Corporation), any confidential business information regarding the Corporation that does not fall within the definition of "trade secret information" as defined in this Section. Such confidential business information shall include, without limitation, the material terms of the Merger Agreement or the agreements contemplated therein, or any other written agreement between the parties hereto, information disclosed to, acquired, or learned by Physician as a consequence of his or her employment by the Corporation and not generally known to or by the Corporation's competitors or the general public about the business of the Corporation or the Corporation's financial affairs, all of which is hereby agreed to be the property of and confidential to the Corporation.

     (e) Medical Offices.  Physician acknowledges that the Medical Offices at
         ---------------
which he or she may perform a substantial portion of the services Physician provides on the Corporation's behalf may change from time to time pursuant to agreement with the Corporation. Accordingly, Physician agrees that, in the event of such a change, and as a condition thereto and in consideration thereof, Physician shall execute and deliver to the Corporation, as may be reasonably requested by the Corporation, from time to time and upon termination of employment, an amendment to this Agreement in form satisfactory to the Corporation for the purpose of amending EXHIBIT E hereto to more properly reflect the Medical Offices at which Physician is then providing a substantial portion of his services on behalf of the Corporation.

          (f) Remedies and Acknowledgments.  The Parties hereto agree that:  (i)
              ----------------------------
the covenants and agreements of Physician contained in this Agreement are reasonably necessary to protect the interests of the Corporation, in whose favor said covenants and agreements are imposed in light of the nature of the Corporation's medical practice and the professional involvement of Physician in such businesses, (ii) the restrictions imposed by this Agreement are not greater than are necessary for the protection of the Corporation in light of the substantial harm that the Corporation will suffer should Physician breach any of the provisions of said covenants or agreements, (iii) the covenants and agreements of Physician contained in this Agreement are material inducements for the Corporation to hire or continue the employment of Physician, (iv) by having access to information concerning the employees, patients and Third Party Payors of the Corporation, Physician will gain a competitive advantage as to such parties and (v) the nature, kind and character of the activities Physician is prohibited from engaging in are reasonable and necessary to protect the Corporation in that the Corporation will introduce Physician to its employees, patients and Third Party Payors and other important aspects of its medical practice. Physician acknowledges and agrees that the covenants set forth in this Section 18 are intended to protect the investment the Corporation will make in the practice of Physician, that the restrictions contained herein are reasonable in duration and geographic scope. Physician further acknowledges and agrees that any breach of any of the foregoing covenants will result in irrevocable injury to the Corporation and that the Corporation's remedies at law for such a breach would be inadequate and that damages would be extremely difficult to calculate or determine. Accordingly, Physician agrees that, upon a breach or threatened breach of any of the foregoing covenants, the Corporation shall, in addition to all other remedies available at law and equity, be entitled to both preliminary and permanent injunctions to halt or prevent any such breach or threatened breach. In addition, in the event a court of competent jurisdiction determines that Physician has breached any of the foregoing covenants, Physician shall pay all costs of enforcement of the foregoing covenants, including, but not limited to, court costs and reasonable attorneys' fees.

          (g) Survival.  Except as otherwise expressly provided herein, the
              --------
provisions of this Section 18 shall survive the termination of Physician's employment with the Corporation and the termination of this Agreement.

     19.  Termination of Certain Restrictive Covenants.
          ---------------------------------------------

          (a) In the event (i) PHC fails to access the public market with its stock (the "IPO") within the sixty-six (66) month period following the Effective Date, as more particularly set forth in the Practice Repurchase Agreement dated as of the Effective Date by and among PHC and the Original Physician Employees (the "Practice Repurchase Agreement"), which is incorporated herein by reference and made a part hereof, (ii) a Change of Control (as defined in the Practice Repurchase Agreement) occurs prior to the IPO, or (iii) each of the Employment Agreements between the Corporation and the Original Physician Employees is terminated during the Initial Term pursuant to the terms of Sections 10(b) or 10(c) of the respective Employment Agreements, the

Original Physician Employees shall have the option (the "Repurchase Option") in lieu of paying the Liquidated Damages Amount, if required, to repurchase the common stock or certain assets of Internal Medicine Specialists, Inc., pursuant to the Practice Repurchase Agreement. If the Original Physician Employees exercise the Repurchase Option in accordance with the terms of the Practice Repurchase Agreement, this Agreement, including, without limitation, the restrictive covenants of Section 18 hereof (other than the provisions of Section 18(d)), but excluding the provisions of Section 10(f), Section 15 and Section 17, shall terminate upon the closing of the Repurchase Option.

          (b) Upon (X) the expiration of this Agreement at the end of the Initial Term or any term thereafter and (Y) the Physician's return to the Corporation of an amount (the "Non-Compete Buyout Amount") of PHC Shares and cash equal to forty percent (40%) of (i) the total consideration received by the Physician pursuant to the Merger Agreement and (ii) the Stock Bonus, if any received by the Physician on the Effective Date, the restrictive covenants of
Section 18 hereof (other than the provisions of Section 18(d)) shall terminate. In the event the Physician has liquidated the shares required to be included in the Non-Compete Buyout Amount, the Physician shall pay cash in an amount equal to the fair market value of the same number of shares on the earlier of the date of such shares' liquidation or the date of termination of this Agreement. If the Physician does not remit the Non-Compete Buyout Amount to the Corporation, the provisions of Section 18 hereof shall continue in full force and effect for the time period specified therein.


     20.  Certain Amendments to Bylaws.  During the term of this Agreement, the
          ----------------------------
Corporation agrees not to amend any of the provisions of Section 3.18 of the Bylaws of the Corporation or any other provision of the Bylaws concerning the authority of the Joint Policy Committee established pursuant to Section 3.18 of the Bylaws to govern the operation of the Corporation without the receipt of the prior written consent of at least seventy-five percent (75%) of the Original Physician Employees, unless such amendment is required by applicable law.

     21.  Severability.  The covenants set forth in Sections 18(a) through 18(d)
          ------------
of this Agreement shall be construed to be separate and distinct from each other and every other provision of this Agreement. In the event that any court of competent jurisdiction shall declare any covenant to be invalid, prohibited, or unenforceable, the remaining covenants and obligations of this Agreement shall remain independent, divisible, and enforceable. Any such unenforceable or prohibited provision or provisions may be modified in a court of law to the fullest extent allowed by the law of such jurisdiction so as to allow such a provision or provisions to be written in such a manner and to such an extent as to be enforceable in such jurisdiction under the circumstances. Without limitation of the foregoing, with respect to Sections 18(a) through 18(d) of this Agreement, if it is determined that any restriction contained in such provisions is excessive as to duration or scope, it is intended that such restriction be enforced for such shorter duration or with such narrow scope as will render it enforceable.

     22.  Arbitration and Mediation.
          -------------------------

          (a)  Mediation.
               ---------

               (i)      Agreement to Use Procedure.  Except for any action
                        --------------------------
     brought by the Corporation to enforce the restrictive covenants contained in Section 18 above, the parties agree to utilize the following procedure with regard to any contention or claim arising out of or relating to this Agreement (a "Dispute").

               (ii)     Initiation of Procedure.  The initiating party shall
                        -----------------------
     give written notice to the other party, describing the nature of the Dispute, its claim for relief and identifying one or more individuals with authority to resolve the Dispute on such party's behalf. The other party shall have five (5) business days from receipt of such notice within which to designate in writing one or more individuals with authority to resolve the Dispute on such party's behalf.

               (iii)    Selection of Mediator.  Within ten (10) business
                        ---------------------
     days from the date of designation by the noninitiating party, the parties shall make a good faith effort to select a person to mediate the Dispute. If no mediator has been selected under this procedure, the parties shall jointly request a State or Federal District Judge of their choosing (or if they cannot agree, the President of the Orange County, Florida Bar Association) to supply within ten (10) business days a list of potential qualified attorney-mediators in Orlando, Florida. Within five (5) business days of receipt of the list, the parties shall rank the proposed mediators in numerical order of preference, simultaneously exchange such list, and select as the mediator the individual receiving the highest combined ranking. If such mediator is not available to serve, they shall proceed to contact the mediator who was next highest in ranking until they select a mediator.

               (iv)     Time and Place for Mediation; Parties Represented.  In
                        -------------------------------------------------
     consultation with the mediator selected, the parties shall promptly designate a mutually convenient time in Orlando, Florida for the mediation, such time to be no later than sixty (60) days after selection of the mediator. In the mediation, each party shall be represented by persons with authority and discretion to negotiate a resolution of the Dispute, and may be represented by counsel.

               (v)      Conduct of Mediation.  The mediator shall determine the
                        ---------------------
     format for the meetings and the mediation sessions shall be private. The mediator will keep confidential all information learned in private caucus with any party unless specifically authorized by such party to make disclosure of the information to the other party. The parties agree that the mediation shall be governed by the provisions of the Florida Code of Civil Procedure and such other rules as the mediator shall reasonably prescribe.

               (vi)     Fees of Mediator; Disqualification.  The reasonable fees
                        ----------------------------------
     and expenses of the mediator shall be shared equally by the parties. The mediator shall be disqualified as a witness, consultant, expert or counsel for any party with respect to the Dispute and any related matters.

               (vii)    Confidentiality.  Mediation is a compromise negotiation
                        ---------------
     for purposes of Federal and State Rules of Evidence and constitutes privileged communication under Florida law. The entire mediation process is confidential, and such conduct, statements, promises, offers, views and opinions shall not be discoverable or admissible in any level proceeding for any purpose.

          (b)  Binding Arbitration.  If any Dispute cannot be settled through
               -------------------
direct discussions, the parties agree to first endeavor to settle the Dispute by mediation as set forth in Section 22(a) above, before resorting to arbitration. Thereafter, any Dispute shall be settled solely by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered and enforced in any court having jurisdiction thereof. The parties agree to execute a complete written Arbitration Agreement (requiring binding arbitration and setting forth in detail procedures for arbitration) within ten (10) days of the close of any unsuccessful mediation proceeding or, in the case of a Dispute brought immediately to arbitration pursuant to the provisions of Section 10(a)(iv) or Section 10(c), within ten (10) days following the expiration of the Physician Cure Period or the Corporation Cure Period. The parties agree that, except for any action brought by the Corporation to enforce the restrictive covenants contained in Section 18 above, the arbitrator(s) shall be instructed that the arbitration award related to any breach of this Agreement shall be monetary and limited to the lost income suffered by the non-breaching party or parties as the result of the breach, without giving effect to consequential or punitive damages. If the parties cannot agree on a binding Arbitration Agreement, such agreement shall, within twenty (20) days of the close of the unsuccessful mediation proceedings, be prepared and submitted to each party by the mediator and such agreement in the form submitted by the mediator shall be binding on both parties as to all arbitration procedures.


          (c) Breach of Mediation and/or Arbitration Provisions.
              -------------------------------------------------

     (i)        Enforcement.  In the event any party shall breach the terms
                -----------
          of Section 22(a) or (b) above regarding mediation and arbitration, the parties agree the following shall occur:

          (1) The non-breaching party may, no earlier than five (5) days after written notice to the breaching party, apply to a court of competent jurisdiction for specific enforcement of the mediation and arbitration procedures set forth herein;

          (2) The breaching party shall pay all costs and expenses of such breach to the non-breaching party, including attorney's fees, travel expenses and mediator fees;

          (3) Upon a judicial determination of a material breach, the breaching party hereby waives and relinquishes all claims of treble, punitive damages or similar damages or claims of irreparable harm concerning the Dispute in question, and further waives all objections to the non-breaching party's claim of treble, punitive or similar damages or claims of irreparable harm concerning said Dispute; and

          (4) The breaching party shall pay all other actual and special damages to the non-breaching parties that result from such breach.

     (ii)       Other Damages.  In addition to the agreed consequences of
                -------------
          breach set out above, the parties hereby agree any court obtaining jurisdiction over the involved Dispute shall, upon the court's discretion, have the authority to impose the consequences set out in the Rules of Civil Procedure of that court, for the failure of a party to cooperate in discovery and pretrial matters, including, but not limited to, the striking of a party's pleadings, award of attorney's fees and costs, and such other remedies as the court may deem appropriate. The remedies set forth in this subparagraph are in addition to the court's contempt and other judicial powers.

     23.   Attorney's Fees and Costs.  Except as provided in Section 18 above,in
           -------------------------
the event a Dispute arises between the parties hereto and suit is instituted, the prevailing party in such litigation shall be entitled to recover reasonable attorney's fees and other costs and expenses from the non-prevailing party, whether incurred at the trial level or in any appellate proceeding.

     24.  Governing Law;  Venue.  This Agreement shall be governed by and
          ---------------------
construed in accordance with the laws of the State of Florida, and venue for any legal proceeding or action at law arising out of or construing this Agreement shall lie in the state courts of Orange County, Florida, or the United States District Court for the Middle District of Florida, Orlando Division.

     25.  Completeness of Agreement.  All understandings and agreements
          -------------------------
heretofore made between the parties hereto with respect to the subject matter of this Agreement are merged into this document which alone fully and completely expresses their agreement. No change or modification may be made to this Agreement except by instrument in writing duly executed by the parties hereto with the same formalities as this document.

     26.  Notices.  Any and all notices or other communications provided for
          -------
herein shall be given in writing and shall be hand delivered or sent by United States mail, postage prepaid, registered or certified, return receipt requested, addressed as follows:

          If to the Corporation:

          Internal Medicine Specialists, Inc.
          3885 Oakwater Circle
          Orlando, Florida 32806
          Attention: Mr. Shamus Holt

          with a copy to:

          Physician Health Corporation
          990 Hammond Road - Suite 300
          Atlanta, Georgia  30328
          Attention: Daniel M. Epstein, M.D., Esq.

          If to Physician:

          , M.D.
          _____________________________
          _____________________________

          with a copy to:

          Maguire, Voorhis & Wells, P.A.
          Suntrust Center, Suite 3000
          200 South Orange Avenue
          Orlando, Florida  32801
          Attention: Stephen R. Looney, Esq.


Any party may, however, from time to time, give notice in the manner specified in this Section 26 to the other party of some other address to which notices or other communications to such party shall be sent, in which event, notices or other communications to such party shall be sent to such address.

Any notice or other communication shall be deemed to have been given and received hereunder as of the date the same is actually hand delivered or, if mailed, when deposited in the United States mail, postage prepaid, registered or certified, return receipt requested.

     27.  Assignment.  Neither party to this Agreement may assign its rights or
          ----------
obligations hereunder without the prior written consent of the other party.

     28.  Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the respective parties hereto, their heirs, legal representatives, successors and permitted assigns.

     29.  Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

     30.  Captions.  The captions appearing in this Agreement are inserted only
          --------
as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any provisions of this Agreement or in any way affect this Agreement.

     31.  Equal Preparation.  This Agreement shall be construed without regard
          -----------------
to the party or parties responsible for its preparation and shall be deemed as having been prepared jointly by the parties. Any ambiguity or uncertainty existing in this Agreement shall not be interpreted or construed against any party hereto. The parties hereto agree that no representations except those contained herein have been made by any party to induce the execution of this Agreement by any other party.

     32.  PHC Guaranty. PHC shall unconditionally guaranty the performance of
          -------------
all the obligations and covenants of the Corporation hereunder pursuant to the Guaranty set forth as EXHIBIT F hereto.

     33.  Life Insurance.  The Physician agrees that the Corporation may obtain,
          --------------
at its sole expense (and not as an Operational Expense) and for its sole benefit, life and/or disability insurance policies on Physician, provided that the cost of such insurance shall not reduce Physician Net Income. Physician shall not have any right, title or interest, in or to the proceeds of any such insurance policies. Physician shall cooperate, as requested by Corporation from time to time, in obtaining any such insurance policies, including, but not limited to, submitting to such physical examinations and providing such information relating to insurability as the Corporation may request from time to time.

     34.  New Practice Assistance.  In the event Physician elects voluntarily to
          -----------------------
terminate Physician's employment under this Agreement and practice medicine specializing in gastroenterology/nephrology outside the Non-Compete Radius but within the greater metropolitan Orlando area of the counties of Orange, Seminole, Osceola, Volusia, Brevard or Lake, Florida, then, provided Physician agrees to enter into an employment agreement with an affiliate of the Corporation on terms substantially similar to the terms of employment set forth in this Agreement, the Corporation shall cause such affiliate to provide or establish a medical practice for the employment of Physician and the provision of gastroenterology/nephrology services. Such provision or establishment of a medical practice shall include at least the following: assistance in selecting a medical office location, assistance with continuing Physician's existing managed care contractual relationships or in establishing new ones, assistance with securing new physician provider numbers as necessary, and provision of all other medical office functions, employee benefits and practice marketing as were provided to Physician by the Corporation under this Agreement. In the event Physician enters into an employment agreement with an affiliate of the Corporation pursuant to this Section 34 within five (5) years of the Effective Date of this Agreement and satisfactorily continues such employment until at least the fifth anniversary of the Effective Date of this Agreement, then the Liquidated Damages Payment set forth in Section 10(g) of this Agreement shall not be required of Physician.

     35.  Exclusivity; Right of First Refusal.  The Corporation agrees that
          -----------------------------------
during the term of this Agreement, without the written consent of Physician, neither PHC nor any of its affiliates or any of its successors in interest shall enter into an employment agreement or a practice management agreement with a physician to engage in the practice of gastroenterology/nephrology within the Non-Compete Radius of any office of the Corporation or any hospital at which Physician performs a substantial portion of Physician's hospital based practice (the "Exclusive Territory"), other than pursuant to an agreement between such physician and the Corporation that is approved by the Joint Policy Committee of the Corporation pursuant to the Corporation's Bylaws. In addition, in the event that PHC or any of its affiliates or any of its successors in interest desires to (i) enter into an employment agreement or a practice management agreement with a physician (the "New Physician") who has not previously practiced medicine in the counties of Orange, Osceola and Seminole, Florida (the "Tri-County Area") to engage in the practice of gastroenterology/nephrology outside of the Exclusive Territory but within the Tri-County Area or (ii) establish a de novo gastroenterology or nephrology practice outside of the Exclusive Territory but within the Tri-County Area (the "New Practice") then the Corporation, as determined by a majority vote of the Joint Policy Committee, shall have a right of first refusal to enter into an employment agreement with the New Physician or with any physician to be employed at the New Practice pursuant to the Corporation's Bylaws; provided, however, that if the Corporation as directed by the Joint Policy Committee does not enter into an employment agreement with such physician, PHC or any of its affiliates or any of its successors in interest shall be free to otherwise employ or enter into a practice management agreement with such physician outside the Exclusive Territory.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date and year set forth above.

WITNESSES:                               CORPORATION:

                                         INTERNAL MEDICINE
                                         SPECIALISTS, INC.


---------------------------------        By:
                                            --------------------------------
                                                              , President
                                            ------------------
---------------------------------

                                         EMPLOYEE:


---------------------------------        ------------------------------------
                                         , M.D.

---------------------------------

                                   EXHIBIT A
                                   ---------

                               EXEMPT FACILITIES
                               -----------------

For gastroenterologists: Central Florida Surgical Centers, Inc. and Oakwater Surgical Center, Inc.

For nephrologists: the Nephrology Network, Oakwater Nephrology Network, Inc., East Orlando Dialysis, Inc., North Orlando Dialysis, Inc., West Orange Dialysis, Inc. and any other existing or future dialysis facility.

Dr. Marbury:  Orlando Clinical Research Center, Inc.
Dr. Caos:  Central Florida Clinical Studies, Inc.

                                  EXHIBIT B-1
                                  -----------

                             STOCK OPTION AGREEMENT
                             ----------------------

                                    ATTACHED
                                    --------

                          PHYSICIAN HEALTH CORPORATION
                             1995 STOCK OPTION PLAN
                        QUALIFIED STOCK OPTION AGREEMENT

                                              Optionee:  , M.D.

                                              Number of shares Optioned:  10,000

                                              Option Price:  $6.25

                                              Date of Grant:__________________


     1.   Grant of Option.  Physician Health Corporation (the "Company") hereby
          ---------------
grants to , M.D. (the "Optionee"), under its Amended & Restated 1995 Stock Option Plan (the "Plan"), a qualified stock option to purchase, on the terms and conditions set forth in this agreement ("Option Agreement"), 10,000 shares ("Shares") of its common stock ("Common Stock") at a price equal to $6.25 per share.

     2.   Period of Option.  This option will expire thirty (30) days following
          ----------------
the fifth anniversary of the Date of Grant unless earlier terminated in whole or in part, provided however, that the option to purchase 1,000 shares vesting herein on the fifth anniversary of the Date of Grant shall expire on the sixth anniversary of the Date of Grant.

     3.   Exercise of Option.  The terms, times and conditions of exercise of
          ------------------
this option are as follows:

          (a) The option shall vest as follows: 4,000 shares shall vest immediately, 2,000 shares shall vest on the first anniversary of the Date of Grant, and 1,000 shares shall vest in each of the second, third, fourth and fifth anniversaries of the Date of Grant; provided that on each such anniversary, Optionee is still employed by Internal Medicine Specialists, Inc. Except as set forth in Section 2 above, no vested portion of this option shall expire until the expiration of this option.

          (b) The terms contained in the Plan are incorporated into and made a part of this Option Agreement and this Option Agreement shall be governed by and construed in accordance with the Plan.

          (c) The option shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company.
Such written notice shall be accompanied by full payment in cash, Common Stock which was previously acquired by the Optionee, or any combination thereof for the number of Shares specified in such written notice. The fair market value of the surrendered Common Stock as of the date of the exercise shall be determined in valuing Common Stock used in payment for options.

          (d) Subject to the terms of this Option Agreement, this option may be exercised at any time and without regard to any other option to purchase stock of the Company held by the Optionee.

     4.   Nontransferability.  The option is not transferable except by will or
          ------------------
by the laws of descent and distribution and is subject to the provisions of
Section 9 hereof. The option may be exercised during the lifetime of the Optionee only by the Optionee.

     5.   Death or Permanent Disability of Optionee.  In the event of the death,
          -----------------------------------------
or permanent disability under Optionee's Employment Agreement with Internal Medicine Specialists, Inc. of the Optionee, Optionee or, in the case of the Optionee's death, the personal representative of the Optionee may exercise the option to the extent of all the Shares not previously exercised on the date of Optionee's death or permanent disability. Such exercise must occur within twelve (12) months after the date of death of the Optionee or the date of determination of permanent disability, but in no event after the Expiration Date of the option.

     6.   Limitation of Rights.  The Optionee or the personal representative of
          --------------------
the Optionee shall have no rights as a stockholder with respect to the Shares covered by the option until the Optionee or the personal representative of the Optionee shall become the holder of record of such Shares. Neither the Plan, the granting of the option nor this Option Agreement shall impose any obligation on the Company or a subsidiary to continue the engagement of Optionee to serve as an employee on behalf of the Company.

     7.   Stock Reserve.  The Company shall at all times during the term of this
          -------------
Option Agreement reserve and keep available such number of Shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement.

     8.   Restrictions on Transfer and Pledge.  Except as provided in Section 5
          -----------------------------------
hereof, the option and all rights and privileges granted hereunder shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

     9.   Restrictions on Issuance of Shares.  If at any time the Board of
          ----------------------------------
Directors of the Company shall determine in its discretion, that listing, registration or qualification of the shares covered by the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the option, the option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Company.

     10.  Plan Controls.  In the event of any actual or alleged conflict between
          -------------
the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative.

     11.  Successors.  This Option Agreement shall be binding upon any successor
          ----------
of the Company, in accordance with the terms of this Option Agreement and the Plan.

     IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Option Agreement to be executed, and the Optionee has executed this Option Agreement, all as of the day and year first above written.


                              PHYSICIAN HEALTH CORPORATION



                              By:
                                 ------------------------
                                 Name:
                                 Title:



                              OPTIONEE


                              By:
                                 ------------------------
                              Printed Name:  , M.D.

                                  EXHIBIT B-2
                                  -----------

                             STOCK OPTION AGREEMENT
                             ----------------------

                                    ATTACHED
                                    --------

                         PHYSICIAN HEALTH CORPORATION
                            1995 STOCK OPTION PLAN
                            STOCK OPTION AGREEMENT

                                          Optionee:  , M.D.

                                          Number of shares Optioned:  9,727

                                          Option Price:  $6.25

                                          Date of Grant: November ____, 1997

     1.   Grant of Option.  Physician Health Corporation (the "Company") hereby
          ---------------
grants to , M.D. (the "Optionee"), under its Amended & Restated 1995 Stock Option Plan (the "Plan"), qualified stock options to purchase, on the terms and conditions set forth in this agreement ("Option Agreement"), Nine Thousand Seven Hundred Twenty Seven shares ("Shares") of its common stock ("Common Stock") at a price equal to the per share price at which shares of Common Stock are first offered to the public through an initial public offering (the "IPO"); provided, however, that if the Company has not consummated the IPO prior to the vesting of any option hereunder, shares purchasable under such option shall be purchasable at a price equal to $6.25 per share. The parties acknowledge that the fair market value of the Shares on the Date of Grant is not more than $6.25 per share.

     2.   Period of Option.  Options granted hereunder will expire on the fifth
          ----------------
anniversary of the date such option vests unless earlier terminated in whole or in part.

     3.   Exercise of Options.  The terms, times and conditions of exercise of
          -------------------
the options are as follows:

          (a) The options shall vest as follows: One Hundred (100) shares shall vest on each of the first, second, third, fourth, fifth, sixth and seventh anniversaries of the Date of Grant and Three Thousand Nine (3,009) shares shall vest on each of the eighth, ninth and tenth anniversaries of the Date of Grant provided that on each such anniversary, Optionee is still employed by Internal Medicine Specialists, Inc.

          (b) The terms contained in the Plan are incorporated into and made a part of this Option Agreement and this Option Agreement shall be governed by and construed in accordance with the Plan.

          (c) Options shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company.
Such written notice shall be accompanied by full payment in cash, Common Stock which was previously acquired by the Optionee, or any combination thereof for the number of Shares specified in such written notice. The fair market value of the surrendered Common Stock as of the date of the exercise shall be determined in valuing Common Stock used in payment for options.

          (d) Subject to the terms of this Option Agreement, these options may be exercised at any time and without regard to any other option to purchase stock of the Company held by the Optionee.

     4.   Nontransferability.  The options are not transferable except by will
          ------------------
or by the laws of descent and distribution and is subject to the provisions of
Section 9 hereof. The options may be exercised during the lifetime of the Optionee only by the Optionee.

     5.   Death or Permanent Disability of Optionee.  In the event of the death
          -----------------------------------------
or permanent disability under Optionee's Employment Agreement with Internal Medicine Specialists, Inc. of the Optionee, Optionee or, in the case of the Optionee's death, the personal representative of the Optionee may exercise the vested options to the extent of all the Shares not previously exercised on the date of Optionee's death or permanent disability. Such exercise must occur within twelve (12) months after the date of death of the Optionee or the date of determination of permanent disability, but in no event after the Expiration Date of the option.

     6.   Limitation of Rights.  The Optionee or the personal representative of
          --------------------
the Optionee shall have no rights as a stockholder with respect to the Shares covered by the options until the Optionee or the personal representative of the Optionee shall become the holder of record of such Shares. Neither the Plan, the granting of the options nor this Option Agreement shall impose any obligation on the Company or a subsidiary to continue the engagement of Optionee to serve as a employee on behalf of the Company.

     7.   Stock Reserve.  The Company shall at all times during the term of this
          -------------
Option Agreement reserve and keep available such number of Shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement.

     8.   Restrictions on Transfer and Pledge.  Except as provided in Section 5
          -----------------------------------
hereof, the options and all rights and privileges granted hereunder shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

     9.   Restrictions on Issuance of Shares.  If at any time the Board of
          ----------------------------------
Directors of the Company shall determine in its discretion, that listing, registration or qualification of the shares covered by the options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the option, the options may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Company.

     10.  Plan Controls.  In the event of any actual or alleged conflict between
          -------------
the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative.

     11.  Successors.  This Option Agreement shall be binding upon any successor
          ----------
of the Company, in accordance with the terms of this Option Agreement and the Plan.

     IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Option Agreement to be executed, and the Optionee has executed this Option Agreement, all as of the day and year first above written.


                              PHYSICIAN HEALTH CORPORATION



                              By:
                                 ---------------------------------------
                              Name:
                                   -------------------------------------
                              Title:
                                    ------------------------------------

                              OPTIONEE


                              By:
                                 ---------------------------------------
                              Printed Name:  , M.D

                                   EXHIBIT C
                                   ---------

                              OPERATIONAL EXPENSES
                              --------------------

     1. "Operational Expenses" shall mean all the expenses incurred by the Corporation in the operation of the medical practice of the Corporation and such other expenses of a kind set forth in the Annual Budget (as approved by the Joint Policy Committee of the Corporation), including, but not limited to, the following:

     (a) Salaries, benefits and other costs relating to the employment or engagement of employees or independent contractors to provide services for the Corporation, including a pro-rata share of expenses relating to employees who provide services to the Corporation and to other persons or entities;

     (b)  professional liability insurance premiums and deductibles;

     (c) licensure fees, board certification fees, and hospital staff privilege dues;

     (d) obligations under leases or subleases for the medical offices and equipment;

     (e) personal property and intangible taxes assessed against assets used by the Corporation and other taxes, fees and charges of the Corporation;

     (f) charitable contributions approved in the Annual Budget or by a unanimous vote of the Joint Policy Committee;

     (g) depreciation, amortization and all other expenses related to furniture, fixtures and equipment;

     (h) interest expenses on indebtedness incurred by the Corporation, PHC or PHC-SUB to finance or refinance any obligations of the Corporation;

     (i)  medical and office supply expenses, including pharmaceuticals;

     (j) utility expenses relating to the Medical Offices of the Corporation, and all other costs relating thereto, including without limitation, costs of repairs, maintenance, telephone, normal janitorial services, refuse disposal;

     (k) insurance premiums for general comprehensive liability insurance and workers' compensation for those employees of the Corporation described in section (a) above;

     (l)  expenses related to billing and collecting;

     (m) expenses relating to the recruitment of physicians and other personnel (which shall constitute Direct Operational Expenses as defined in Section 4(b) hereof); and

     (n) costs of membership in professional associations and continuing professional education expenses.

Operational Expenses shall not include any expenses incurred by the Corporation prior to the Effective Date of this Agreement whether paid before or after the Effective Date.

                                  EXHIBIT D-1
                                  -----------

                               LIQUIDATED DAMAGES
                               ------------------


                YEARS FROM
             EFFECTIVE DATE OF                     MERGER
                AGREEMENT              CASH     CONSIDERATION
                ---------------------------------------------
                1 or less             $500,000         66,611
                ---------------------------------------------
                After 1                500,000         58,325
                ---------------------------------------------
                After 2                500,000         50,040
                ---------------------------------------------
                After 3                500,000         41,754
                ---------------------------------------------
                After 4                500,000         33,467
                ---------------------------------------------


1. The Liquidated Damages shall be cash in the amount set forth in the above table. In the alternative, the Physician may return the number of shares of PHC Voting Stock set forth in the above table.

                                  EXHIBIT D-2
                                  -----------

                         RETIREMENT LIQUIDATED DAMAGES
                         -----------------------------

                YEARS FROM
             EFFECTIVE DATE OF                       MERGER
                AGREEMENT               CASH     CONSIDERATION
                ----------------------------------------------
                2 or less             $500,000         64,986
                ----------------------------------------------
                Less than 3            500,000         48,740
                ----------------------------------------------
                Less than 4            500,000         32,493
                ----------------------------------------------
                Less than 5            500,000         16,247
                ----------------------------------------------


1. The Retirement Liquidated Damages shall be cash in the amount set forth in the above table. In the alternative, the Physician may return the percentage of Merger Consideration set forth in the above table.

                                   EXHIBIT E
                                   ---------

                                MEDICAL OFFICES
                                ---------------
     For purposes of this Agreement, "Medical Office(s)" shall mean those offices located at:

                     West Orange Medical Center Condominium
                                    Suite 3
                               2850 State Road 50
                                   Ocoee, FL

                           Oakwater Professional Park
                                    Suite 1
                              3885 Oakwater Circle
                                  Orlando, FL

                          SandLake Physicians Building
                                   Suite 206
                             9430 Turkey Lake Road
                                  Orlando, FL


----------------------        ------------------------------------
Date                          Corporation Signature


                              ------------------------------------
                              Physician Signature



                             AMENDMENT TO EXHIBIT E

------------------------------------------------------------------
------------------------------------------------------------------
------------------------------------------------------------------
------------------------------------------------------------------


----------------------        ------------------------------------
Date                          Corporation Signature

                              ------------------------------------
                              Physician Signature

                                   EXHIBIT F
                                   ---------

                                    GUARANTY
                                    --------

       THIS GUARANTY is made as of the ____ day of November, 1997 by Physician Health Corporation, a Delaware corporation ("Guarantor"), in favor of, M.D., an individual resident of the state of Florida ("EMPLOYEE").


                      ARTICLE I - BACKGROUND AND AGREEMENT
                      ------------------------------------

       1.01  Background.  Internal Medicine Specialists, Inc., a Florida
             ----------
corporation (the "Practice"), and the Physician have entered into that certain Employment Agreement dated November ____, 1997 (the "Agreement"). This Guaranty is executed and delivered pursuant to Section 32 of the Agreement.

       1.02  Statement of Agreement.  For and in consideration of the sum of
             ----------------------
$10.00 and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, and for the purpose of seeking to induce the Employee to enter into the Agreement, Guarantor does hereby make the following guarantees to and agreements with Employee.

                            ARTICLE II - GUARANTEES
                            -----------------------

       2.01  Guaranty of Payment.  Guarantor does hereby unconditionally
             -------------------
guarantee to EMPLOYEE the full and prompt payment when due of all compensation payable by the Practice to EMPLOYEE pursuant to the Agreement (the "Compensation") when due, during the five (5) year period following the date hereof.

       2.02  Guarantor Obligations.  Guarantor does hereby agree that if the
             ---------------------
Compensation is not paid by the Practice in accordance with its terms for any reason whatsoever, Guarantor will immediately make such payments. Guarantor further agrees to pay EMPLOYEE all expenses (including, without limitation, reasonable attorneys' fees actually paid) paid by EMPLOYEE in endeavoring to collect all or any portion of the indebtedness evidenced by the Compensation, to enforce any other obligations guaranteed hereby, or to enforce this Guaranty.

                    ARTICLE III - AGREEMENTS AND WARRANTIES
                    ---------------------------------------

     3.01  Consents.  Guarantor hereby consents and agrees that EMPLOYEE may
           --------
at any time, and from time to time, without notice to or further consent from Guarantor, either with or without consideration: release and surrender any property or other security of any kind or nature whatsoever hereafter held by it or by any person or entity on its behalf or for its account, securing any indebtedness or liability hereby guaranteed, if any; extend or renew the time for payment of the Compensation for any period; grant releases, compromises and indulgences with respect to the Compensation and to any persons or entities now or hereafter liable thereunder or hereunder; release any other guarantor or endorser of or other person or entity liable for the Compensation; or take or fail to take any action of any type whatsoever. No such action which EMPLOYEE shall take or fail to take in connection with the Compensation, nor any course of dealing with the Practice or any other person, shall limit, impair or release Guarantor's obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against EMPLOYEE. Nothing contained in this section shall be construed to require EMPLOYEE to take or refrain from taking any action referred to herein.

     3.02  Waiver and Subordination.  Guarantor hereby expressly waives any
           ------------------------
right of contribution from or indemnity against the Practice, whether at law or in equity, arising from any payments made by Guarantor pursuant to the terms of this Guaranty, and Guarantor acknowledges that Guarantor has no right whatsoever to proceed against the Practice for reimbursement of any such payments. In connection with the foregoing, Guarantor expressly waives any and all rights of subrogation to EMPLOYEE against the Practice, and Guarantor hereby waives any rights to enforce any remedy which EMPLOYEE may have against the Practice. In addition to and without in any way limiting the foregoing, Guarantor hereby subordinates any and all indebtedness of the Practice now or hereafter owed to Guarantor to all indebtedness of the Practice to EMPLOYEE, and agrees with EMPLOYEE that Guarantor shall not demand or accept any payment of principal or interest from the Practice, shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness.

     3.03  Waiver of Defenses.  Guarantor hereby waives and agrees not to assert
           ------------------
or take advantage of any defense based upon: (a) any incapacity, lack of authority, death or disability of Guarantor or any other person or entity; (b) any failure of EMPLOYEE to commence an action against the Practice or any other person or entity (including, without limitation, other guarantors, if any), or to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of the Practice or any other person or entity, whether or not demand is made upon EMPLOYEE to file or enforce such claim; (c) any failure of EMPLOYEE to give notice of the existence, creation or incurring of any new or additional indebtedness or other obligation or of any action or nonaction on the part of any other person or entity, in connection with the Agreement or any obligation hereby guaranteed; (d) any failure on the part of EMPLOYEE to disclose to Guarantor any facts it may now or hereafter know regarding the Practice; (e) any lack of acceptance or notice of acceptance of this Guaranty by EMPLOYEE; (f) any lack of presentment, demand, protest, or notice of demand, protest or nonpayment with respect to any indebtedness or obligations under the Agreement; (g) any lack of other notices to which Guarantor might otherwise be entitled; (h) any invalidity, irregularity or unenforceability, in whole or in part, of the Agreement; and (i) any action, occurrence, event or matter consented to by Guarantor under Section 3.01 hereof, under any other provision hereof, or otherwise.

     3.04  Liability of Guarantor.  This is a guaranty of payment and
           ----------------------
performance and not of collection. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Practice or any other person (including, without limitation, other guarantors, if any). Guarantor waives any right to require that an action be brought against the Practice or any other person or to require that resort be had to any collateral or to any balance of any deposit account or credit on the books of EMPLOYEE in favor of the Practice or any other person. In the event that, on account of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, the Practice shall be relieved of or fail to incur any debt, obligation or liability as provided in the Agreement, Guarantor shall nevertheless be fully liable therefor. In the event of a default under the Agreement, EMPLOYEE shall have the right to enforce his rights, powers and remedies thereunder or hereunder, in any order, and all rights, powers and remedies available to EMPLOYEE in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. If the indebtedness guaranteed hereby is partially paid by reason of the election of EMPLOYEE to pursue any of the remedies available to EMPLOYEE, or is otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for the entire remaining unpaid balance of the indebtedness guaranteed hereby, even though any rights which Guarantor may have against the Practice may be destroyed or diminished by the exercise of any such remedy.

                        ARTICLE IV - GENERAL CONDITIONS
                        -------------------------------

     4.01  Waiver of Rights.  Guarantor hereby waives and renounces, to the
           ----------------
fullest extent permitted by law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Guaranty. To the extent permitted by law, Guarantor also waives any right to a trial by jury, and any right to assert or interpose any setoff, counterclaim or crossclaim of any nature (unless same could not be asserted in a separate, unrelated action) in any action relating to this Guaranty.

     4.02  Irrevocability and Revival.  This Guaranty shall be irrevocable by
           --------------------------
Guarantor and shall remain in effect until all indebtedness guaranteed hereby has been completely repaid. This Guaranty shall continue to be effective or be revived and reinstated, as the case may be, in the event that any payment received by EMPLOYEE of any of the indebtedness guaranteed hereby is returned or rescinded by reason of any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief of debtors or for any other reason.

     4.03  Limit of Validity.  If from any circumstances whatsoever fulfillment
           -----------------
of any provisions of this Guaranty, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the
                                                         ---- -----
obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Guaranty that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this section shall control every other provision of this Guaranty.

     4.04  Applicable Law.  This Guaranty shall be interpreted, construed and
           --------------
enforced according to the laws of the State of Georgia.

     4.05  Miscellaneous.  This Guaranty may not be changed orally, and no
           -------------
obligation of Guarantor can be released or waived by EMPLOYEE or any officer or agent of EMPLOYEE, except by a writing signed by a duly authorized officer of EMPLOYEE. Guarantor has executed this Guaranty individually and not as a partner of the Practice or any other guarantor. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. This Guaranty contains the entire agreement between Guarantor and EMPLOYEE relating to the guarantying of the obligations of the Practice under the Agreement by Guarantor and supersedes entirely any and all prior written or oral agreements with respect thereto; and Guarantor and EMPLOYEE acknowledge that there are no contemporaneous oral agreements with respect to the subject matter hereof.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal as of the date first above written.

                              GUARANTOR

                              Physician Health Corporation

                              By:
                                     -------------------------------
                              Title:
                                     -------------------------------